EXHIBIT 10.4

FIRST AMENDMENT TO
SEVERANCE AGREEMENT

This First Amendment to Severance Agreement (this “Amendment”) is effective as of November 17, 2016 by and between Perceptron, Inc., a Michigan corporation (the Company”) and David Watza (the “Executive”). Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Executive are parties to that certain Severance Agreement dated as of October 19, 2015 (the “Agreement”); and

WHEREAS, in connection with the Executive’s appointment as President and Chief Executive Officer of the Company, the parties wish to amend the Agreement as set forth herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.           Section 3(b)(i) of the Agreement is hereby amended and restated in its entirety as follows:

(i)       A cash severance benefit equal to one times the Executive’s current annual base salary, as in effect at the time of the Termination of Employment;

2.           Section 3(b)(iii) of the Agreement is hereby amended and restated in its entirety as follows:

(iii)       Subject to Section 6, following the Executive’s election of COBRA and submission of monthly receipts evidencing the Executive’s payment for monthly COBRA coverage for the Executive, the Executive’s spouse and dependent children under age 26, if health coverage at the same level was provided by the Company to such family members at Termination of Employment (including vision and dental, as applicable), the Company shall reimburse the Executive for such COBRA payments for one year of coverage or, if earlier, for the months of COBRA coverage until the death of the Executive (the “Benefit Continuation Period”). To the extent permissible under the terms of the Company’s welfare plans, the Company also shall provide the Executive with welfare benefits (including executive life insurance coverage, if provided by the Company to the Executive at the date of termination) for one year or, if earlier, until the death of the executive, at the same level and on comparable terms as provided by the Company to its employees from time to time during the Benefit Continuation Period, with the Company paying (or reimbursing the Executive, as applicable) for any monthly premiums otherwise required to be paid by the Executive to continue such coverage. Any reimbursement for COBRA coverage under this paragraph shall run concurrently with the period of required COBRA continuation coverage under the Code; and

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3.           Section 3(b)(iv) of the Agreement is hereby amended and restated in its entirety as follows:

(iv)       Continuation of the Executive’s then current car benefit for one year or, if earlier, the death of the Executive, in accordance with the Company car policy in effect at the time of termination.

4.           Section 4(c)(i) of the Agreement is hereby amended and restated in its entirety as follows:

(i)       A cash severance benefit equal to two times the Executive’s current annual base salary, as in effect at the time of the Change in Control;

5.           Section 4(c)(iii) of the Agreement is hereby amended and restated in its entirety as follows:

(iii)       Subject to Section 6, following the Executive’s election of COBRA and submission of monthly receipts evidencing the Executive’s payment for monthly COBRA coverage for the Executive, the Executive’s spouse and dependent children under age 26, if health coverage at the same level was provided by the Company to such family members at Termination of Employment (including vision and dental, as applicable), the Company shall reimburse the Executive for such COBRA payments for two years of coverage, or if earlier, for the period until the death of the Executive (the “Change in Control Benefit Continuation Period”). To the extent permissible under the terms of the Company’s welfare plans, the Company also shall provide the Executive with welfare benefits (including executive life insurance coverage, if provided by the Company to the Executive at Termination of Employment) for two years or, if earlier, the death of the Executive, in each case, at the same level and on comparable terms as provided by the Company to its employees from time to time during the Benefit Continuation Period, with the Company paying (or reimbursing the Executive, as applicable) for any monthly premiums otherwise required to be paid by the Executive to continue such coverage. Any reimbursement for COBRA coverage under this paragraph shall run concurrently with the period of required COBRA continuation coverage under the Code;

6.           If there is any inconsistency or ambiguity between this Amendment and the Agreement, this Amendment shall control in all respects.

7.           Except as is specifically set forth in this Amendment, the remaining provisions of the Agreement are not otherwise modified or amended, and all such provisions of the Agreement shall remain in full force and effect.

8.          This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, and each of which, when so executed, shall be deemed an original, and all such counterparts shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

COMPANY:

Perceptron, Inc.

By:	/s/ W. Richard Marz
Name: W. Richard Marz
Title: President, CEO and Chairman

EXECUTIVE:

/s/ David L. Watza
David L. Watza

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